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                                     EXHIBIT 1.2


                                       FORM OF
                              SELECTED DEALER AGREEMENT



                                                    January _____________, 1999

CARDINAL CAPITAL MANAGEMENT, INC.
800 Douglas Road
Suite 340
Coral Gables, Florida 33134

Dear Sirs:

     In connection with public offerings of securities underwritten by you, or by a group of Underwriters represented by you, we understand that we may be offered the opportunity to purchase a portion of such securities, as principal, at a discount from the offering price representing a selling concession or reallowance granted as consideration for services rendered by us in the distribution of such securities. You request that we agree to the following terms and provisions, and make the following representations, which, together with any additional terms and provisions set forth in any wire or letter sent to us in connection with a particular offering, will govern all such purchases of securities and the reoffering thereof by us.

     OUR SUBSCRIPTION TO, OR PURCHASE OF, SUCH SECURITIES WILL CONSTITUTE OUR REAFFIRMATION OF THIS AGREEMENT.

     1. When you are acting as representative (the "Representative") of the Underwriters in offering securities to us, it is understood that all offers are made subject to prior sale of the subject securities, when, as and if such securities are delivered to and accepted by the Underwriters and subject to the approval of legal matters by their counsel. In such cases, any order from us for securities will be strictly subject to confirmation and you reserve the right in your uncontrolled discretion to reject any order in whole or in part. Upon release by you, we may reoffer such securities at the public offering price fixed by you. With your consent, we may allow a discount, not in excess of the reallowance fixed by you, in selling such securities to other dealers, provided that in doing so we comply with the Conduct Rules of the National Association of Securities Dealers, Inc. (the "NASD"). Upon your request, we will advise you of the identity of any dealer to whom we allow such a discount and any Underwriter or dealer from whom we receive such a discount. After the securities are released for sale to the public, you may vary the offering price and other selling terms.

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     2.   We represent that we are a dealer actually engaged in the investment banking or securities business and that we are either (i) a member in good standing of the NASD or (ii) a dealer with its principal place of business located outside the United States, its territories or possessions and not registered under the Securities Exchange Act of 1934 (a "non-member foreign dealer") or (iii) a bank not eligible for membership in the NASD. If we are a non-member foreign dealer, we agree to make no sales of securities within the United States, its territories or its possessions or to persons who are nationals thereof or residents therein. Non-member foreign dealers and banks agree, in making any sales, to comply with the NASD's interpretation with respect to free-riding and withholding. In accepting a selling concession where you are acting as Representative of the Underwriters, in accepting a reallowance from you whether or not you are acting as such Representative, and in allowing a discount to any other person, we agree to comply with the provisions of NASD Conduct Rules 2740 and IM-2740, and, in addition, if we are a non-member foreign dealer or bank, we agree to comply, as though we were a member of the NASD, with the provisions of NASD Conduct Rules 2730 and 2750 and to comply with NASD Conduct Rule 2420 and IM-2420-1 as that Rule and Interpretive Material apply to a non-member foreign dealer or bank. We represent that we are fully familiar with the above provisions of the NASD Conduct Rules and Interpretive Material relating thereto.

     3. If the securities have been registered under the Securities Act of 1933, as amended (the "Securities Act"), in offering and selling such securities we are not authorized to give any information or make any representation not contained in the prospectus relating thereto. We confirm that we are familiar with the rules and policies of the Securities and Exchange Commission relating to the distribution of preliminary and final prospectuses, and we agree that we will comply therewith in any offering covered by this Agreement. If you are acting as Representative of the Underwriters, you will make available to us, to the extent made available to you by the issuer of the securities, such number of copies of the prospectus or offering documents, for securities not registered under the Securities Act, as we may reasonably request.

     4. If you are acting as Representative of the Underwriters of securities of an issuer that is not required to file reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), we agree that we will not sell any of the securities to any account over which we have discretionary authority.

     5. Payment for securities purchased by us is to be made at your office, 800 Douglas Road, Suite 340, Coral Gables, Florida 33134 (or at such other place as you may advise), at the offering price less the concession allowed to us, on such date as you may advise, by certified or official bank check (or such other funds as you may advise), payable to your order, against delivery of the securities to be purchased by us. If we are a member of The Depository Trust Company, you shall have authority to

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make appropriate arrangements for payment for and delivery of our securities through its facilities.

     6. In the event that, prior to the completion of the distribution of securities covered by this Agreement, you purchase in the open market or otherwise any securities delivered to us, if you are acting as Representative of the Underwriters, we agree to repay you for the accounts of the Underwriters the amount of the concession allowed to us plus brokerage commissions and any transfer taxes paid in connection with such purchase.

     7. At any time prior to the completion of the distribution of securities covered by this Agreement we will, upon your request as Representative of the Underwriters, report to you the amount of securities purchased by us which then remains unsold and will, upon your request, sell to you for the account of one or more of the Underwriters such amount of such unsold securities as you may designate, at the public offering price less an amount to be determined by you not in excess of the concession allowed to us.

     8. If you are acting as Representative of the Underwriters, upon application to you, you will inform us of the states and other jurisdictions of the United States in which it is believed that the securities being offered are qualified for sale under, or are exempt from the requirements of, their respective securities laws, but you assume no responsibility with respect to our right to sell securities in any jurisdiction.

     9. We agree that in connection with any offering of securities covered by this Agreement we will comply with the applicable provisions of the Securities Act and the Exchange Act and the applicable rules and regulations of the Securities and Exchange Commission thereunder, the applicable rules and regulations of the NASD, and the applicable rules of any securities exchange or regulatory authority having jurisdiction over the offering.

     10. You shall have full authority to take such action as you may deem advisable in respect of all matters pertaining to any offering covered by this Agreement. You shall be under no liability to us except for your lack of good faith and for obligations assumed by you in this Agreement, except that we do not waive any rights that we may have under the Securities Act or the Exchange Act or the rules and regulations thereunder.

     11. Any notice from you shall be deemed to have been duly given if mailed or transmitted by any standard form of written telecommunication to us at the below address or at such other address as we shall specify to you in writing.

     12. With respect to any offering of securities covered by this Agreement, the price restrictions contained in Paragraph 1 hereof and the provisions of Paragraphs 6

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and 7 hereof shall terminate as to such offering at the close of business on the 45th day after the securities are released for sale or, as to any or all such provisions, at such earlier time as you may advise. All other provisions of this Agreement shall remain operative and in full force and effect with respect to such offering.

     13. This agreement shall be governed by the laws of the State of Florida applicable to agreements made and to be performed in said State.

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     Please confirm this Agreement by signing the enclosed duplicate copy hereof in the place provided below and returning such signed duplicate copy to us.
Upon receipt thereof, this instrument and such signed duplicate copy will evidence the agreement between us.

                                   Very truly yours,



                                   Firm:
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                                   By:
                                      -------------------------------------
                                        Authorized Officer or Partner


                                   Address:
                                           ---------------------------------

                                           ---------------------------------

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Confirmed as of the date
   first above written.


CARDINAL CAPITAL MANAGEMENT, INC.


By:
    ----------------------------------
       Hershel F. Smith, President

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